Exhibit 99.1

INTERNET BRANDS, INC. REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS

▪	Record Revenues: $28.1 million in second quarter, year-over-year growth of 21%
▪	Record Adjusted EBITDA: $11.7 million in second quarter, year-over-year growth of 25%
▪	Net Income: $4.6 million in second quarter, $0.10 per diluted common share; includes one-time, non-cash gain increasing net income by $0.02; year-over-year growth of 80%
▪	Unique Visitor growth of 30% year-over-year

LOS ANGELES, CA (July 29, 2010) – Internet Brands, Inc. (NASDAQ: INET) today reported financial results for the three and six months ended June 30, 2010.

“Our business continues to grow strongly” said Bob Brisco, CEO of Internet Brands.  “The two main drivers of our performance are organic growth and acquisitions.  Once again, we are succeeding in both areas.”

 “Our organic revenue growth rate for websites owned more than a year increased by 15%-- and this increase continues to be driven by large increases in organic, non-paid traffic.  Further, our acquisition program continues to gain momentum as we complete tuck-in acquisitions on our platform which are strongly and immediately accretive,” Brisco added.

Second Quarter Operating Results

Total revenues for the second quarter of 2010 were $28.1 million, a 21% increase from $23.2 million in the prior year period.

Consumer Internet advertising revenues increased by $4.5 million in the second quarter of 2010 as compared to the prior year period, driven primarily by growth from websites in the Company’s Auto Enthusiast, Home, Travel and Legal verticals.  The increase in advertising revenues was partially offset by a $1.1 million year-over-year decrease in automotive e-commerce revenues due to continued weakness in demand from automotive dealerships. Excluding automotive e-commerce, revenues from websites owned more than a year grew organically by approximately 15% in the second quarter of 2010 as compared to the prior year period.  Overall, Consumer Internet revenues were $19.1 million in the second quarter of 2010, a 21% increase from $15.8 million in the prior year period.

Licensing revenues were $8.9 million in the second quarter of 2010, a 20% increase from $7.4 million in the prior year period.  The increase was primarily the result of new client accounts and the sale of additional services to existing clients at the Company’s Autodata division.

Net income for the second quarter of 2010 was $4.6 million, or $0.10 per diluted common share, which includes a one-time, non-cash gain of $0.9 million, tax effected, associated with foreign exchange translation in our vBulletin business in the U.K. Net income for the second quarter of 2009 was $2.5 million, or $0.06 per diluted common share.

For the second quarter of 2010, Adjusted EBITDA grew 25% to $11.7 million from $9.3 million in the prior year period.  Adjusted EBITDA margins in the second quarter of 2010 expanded 140 basis points year-over-year to 41.6%.  The Company’s Adjusted EBITDA margins have expanded as a result of the continued leverage derived from the Company’s common operating platform and from the shift from lower margin automotive e-commerce revenues to higher margin advertising revenues.

Total monthly unique visitors to the Company’s network of websites grew to a monthly average of 62 million in the second quarter of 2010, a 30% increase from 48 million in the second quarter of 2009, and an 8% increase from 58 million in the first quarter of 2010.  In each period, more than 98% of the traffic to the Company’s websites was derived from non-paid sources.

First Half 2010 Operating Results

Total revenues for the first half of 2010 were $54.5 million, a 16% increase from $46.8 million in the prior year period.

Consumer Internet advertising revenues increased by $7.7 million in the first half of 2010 as compared to the prior year period, driven primarily by growth from websites in the Company’s Auto Enthusiast, Home, and Travel verticals.  The increase in advertising revenues was partially offset by a $3.2 million year-over-year decrease in automotive e-commerce revenues due to continued weakness in demand from automotive dealerships. Overall, Consumer Internet revenues were $36.5 million in the first half of 2010, a 14% increase from $32.0 million in the prior year period.

Licensing revenues were $18.0 million in the first half of 2010, a 22% increase from $14.8 million in the prior year period.  The increase was the result of new client accounts and the sale of additional services to existing clients at the Company’s Autodata division, as well as strong sales of vBulletin 4.0 publishing suite and forum products.

Net income for the first half of 2010 was $7.6 million, or $0.16 per diluted common share, compared to net income of $4.8 million, or $0.11 per diluted common share, in the prior year period.

For the first half of 2010, Adjusted EBITDA grew 26% to $22.2 million from $17.6 million in the same period last year.  Adjusted EBITDA margins for the six-month period ended June 30, 2010 expanded 320 basis points to 40.8%.

Third Quarter and Full Year 2010 Guidance

The Company is refining its full year revenue and Adjusted EBITDA guidance. The Company expects revenues to be approximately $114.0 to $117.0 million, representing year-over-year revenue growth of 14-17%.  Adjusted EBITDA in 2010 is expected to be approximately $46.75 to $48.0 million, representing year-over-year growth of 17-20%.

For the third quarter of 2010, the Company expects revenues to be approximately $28.5 to $29.5 million and Adjusted EBITDA to be approximately $11.8 to $12.3 million.

Balance Sheet and Liquidity

As of June 30, 2010, the Company had $58.7 million of cash and investments, and no outstanding debt under its $35 million revolving line of credit.

Net cash provided by operating activities in the first half of 2010 was $22.1 million compared to $19.5 million in the prior year period.

Acquisitions

During the second quarter of 2010, the Company acquired six websites for an aggregate purchase price of approximately $8.6 million.  The acquisitions include the previously-announced Experthub.com, a network of websites that connects consumers with attorneys and other professionals, as well as five additional websites that are tuck-ins to the Company's Money, Legal, and Business vertical and Health vertical.

For the first half of 2010, the Company completed nine website-related acquisitions for an aggregate purchase price of approximately $16.2 million. Total cash spend related to acquisition purchases, earnouts and holdbacks totaled $15.3 million in the first half of 2010. The financial impact of these acquisitions is included in the Company’s 2010 business outlook.

Non-GAAP Financial Measures

This press release includes a discussion of "Adjusted EBITDA," which is a non-GAAP financial measure.  The Company defines EBITDA as net income before (a) investment and other income (expense); (b) income tax provision (benefit); and (c) depreciation and amortization. The Company defines Adjusted EBITDA as a further adjustment of EBITDA to exclude share-based compensation expense related to the Company's grant of stock options and other equity instruments.

The Company believes these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company's business and results of operations.

Management uses EBITDA and Adjusted EBITDA as measurements of the Company's operating performance because they provide information related to the Company's ability to provide cash flows for acquisitions, capital expenditures and working capital requirements. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; to allocate resources to enhance financial performance; to evaluate the effectiveness of operational strategies; and to evaluate the Company's capacity to fund capital expenditures and to expand its business. The Company also believes that analysts and investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in its industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net income and Adjusted EBITDA for the periods presented (in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
	(unaudited)

Net income	$4,572	$2,545	$7,642	$4,808
Provision for income taxes	3,136	1,807	5,226	3,346
Depreciation and amortization	4,374	3,983	8,780	7,826
Stock-based compensation	1,448	869	2,539	1,544
Investment and other income (expense)	(1,844)	140	(1,988)	77

Adjusted EBITDA	$11,686	$9,344	$22,199	$17,601

Conference Call and Webcast

The Company will host a conference call to discuss its second quarter 2010 financial results beginning at 4:30 pm ET (1:30 pm PT), today, July 29, 2010. Participants may access the call by dialing 877-941-2322 (domestic) or 480-629-9715 (international). In addition, the call will be broadcast live over the Internet, hosted at the Investor Relations section of the Company’s website at www.internetbrands.com and will be archived online within one hour of the completion of the conference call.  A telephone replay will be available through August 12, 2010. To access the replay, please dial 877-870-5176 (domestic) or 858-384-5517 (international), passcode 4328711.

About Internet Brands, Inc.

Internet Brands, Inc. (NASDAQ:INET) is a unique and leading Internet media company.  INET owns and operates more than 100 websites that are leaders in their vertical markets.  These websites include ApartmentRatings.com, CarsDirect.com, CruiseReviews.com, DavesGarden.com, DoItYourself.com, FitDay.com, FlyerTalk.com, HealthNews.org, Loan.com, Wikitravel.org, and many more. In total, these sites organically attract (without paid marketing) approximately 62 million unique visitors per month. The vast majority of these sites have very strong community participation.

INET is also unique in its ability to monetize Internet audiences. The company's proprietary platform optimizes yields from its more than 40,000 direct advertisers spanning seven vertical categories. The platform is also core to the company's acquisitions strategy, providing a cost-efficient and scalable approach to expanding the company's online footprint.

Safe Harbor Statement

This press release includes forward-looking information and statements, including but not limited to its 2010 business outlook, management comments and guidance that are subject to risks and uncertainties that could cause actual results to differ materially.  Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation.  These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.  Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  These risks, uncertainties, assumptions and other important factors include, but are not limited to, our pursuit of an acquisition-based growth strategy entailing significant execution, integration and operational risks, the impact of the recent downturn in the economy and the automotive industry in particular on our revenues from automotive dealers and manufacturers, our ability to compete effectively against a variety of Internet and traditional offline competitors, and our reliance on the public to continue to contribute content without compensation to our websites that depend on such content.  These and other risks are described more fully in our Annual Report on Form 10-K for the annual period ended December 31, 2009, filed with the U.S. Securities and Exchange Commission (SEC) on March 3, 2010. You should consider these factors in evaluating forward-looking statements.  For additional information regarding the risks related to our business, see our prospectus in the Registration Statement, and other related documents, that we have filed with the SEC.  You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov.  All information provided in this release is as of July 29, 2010 and should not be unduly relied upon because we undertake no duty to update this information.

Contact:                 Scott Friedman
Internet Brands, Inc.
Scott.Friedman@internetbrands.com
(310) 280-4000

###

 INTERNET BRANDS, INC.

 CONSOLIDATED BALANCE SHEETS

 (in thousands, except share and per share amounts)

June 30,
December 31,

2010
2009

Unaudited

 ASSETS

 Current assets

 Cash and cash equivalents
	$37,286	$38,408

 Investments, available for sale
	21,411	21,736

 Accounts receivable, less allowances for doubtful accounts of $571

and $618 at June 30, 2010 and December 31, 2009, respectively	14,248	15,416

 Deferred income taxes
	12,079	16,184

 Prepaid expenses and other current assets
	1,390	1,212

 Total current assets
	86,414	92,956

 Property and equipment, net
	17,470	15,125

 Goodwill
	240,261	223,925

 Intangible assets, net
	17,149	20,080

 Deferred income taxes
	39,298	39,255

 Other assets
	577	602

 Total assets
	$401,169	$391,943

 LIABILITIES AND STOCKHOLDERS’ EQUITY

 Current liabilities

 Accounts payable and accrued expenses
	$13,179	$13,957

 Deferred revenue
	5,368	6,414

 Total current liabilities
	18,547	20,371

 Other liabilities
	182	258

 Stockholders’ equity

     Common stock, Class A, $.001 par value; 125,000,000 shares authorized and 43,118,611 and 42,095,325 issued and outstanding at June 30, 2010 and December 31, 2009
	43	42

     Common stock, Class B, $.001 par value; 6,050,000 authorized and 3,025,000 shares issued and outstanding at June 30, 2010 and December 31, 2009
	3	3

 Additional paid-in capital
	617,850	612,528

 Accumulated deficit
	(234,164)	(241,806)

 Accumulated other comprehensive (loss) income
	(1,292)	547

 Total stockholders’ equity
	382,440	371,314

 Total liabilities and stockholders’ equity
	$401,169	$391,943

INTERNET BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues
Consumer Internet	$19,142	$15,787	$36,457	$31,976
Licensing	8,925	7,441	17,993	14,780
Total revenues	28,067	23,228	54,450	46,756

Costs and operating expenses
Cost of revenues	5,089	4,406	10,105	9,189
Sales and marketing	5,379	4,561	10,415	9,337
Technology	2,529	2,305	4,875	4,406
General and administrative	4,832	3,481	9,395	7,767
Depreciation and amortization of intangibles	4,374	3,983	8,780	7,826
Total costs and operating expenses	22,203	18,736	43,570	38,525

Income from operations	5,864	4,492	10,880	8,231
Investment and other (expense) income	1,844	(140)	1,988	(77)
Income before income taxes	7,708	4,352	12,868	8,154
Provision for income taxes	3,136	1,807	5,226	3,346
Net income	$4,572	$2,545	$7,642	$4,808

Basic net income per share - Class A and B	$0.10	$0.06	$0.17	$0.11
Diluted net income per share - Class A and B	$0.10	$0.06	$0.16	$0.11

Class A and B weighted average number of shares - Basic	44,619,664	43,383,805	44,360,397	43,588,113
Class A and B weighted average number of shares - Diluted	48,111,286	46,083,250	47,615,336	45,781,327

Stock-based compensation expense by function
Sales and marketing	$215	$108	$362	$194
Technology	125	57	208	94
General and administrative	1,108	704	1,969	1,256